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                               CONSENT OF COUNSEL

                            Warburg, Pincus Trust II

                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 333-19175, Investment Company Act File No. 811-07999) of Warburg, Pincus Trust II (the "Trust") under the caption "Independent Accountants and Counsel" and to the Trust's filing a copy of this Consent as an exhibit to the Amendment.





                                                     /s/Willkie Farr & Gallagher
                                                        Willkie Farr & Gallagher





New York, New York
September 23, 1997